Exhibit 10.9

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (“Agreement”), dated as of September 7, 2007, is entered into by and between Rubicon Financial Incorporated, a Delaware corporation (“Rubicon”) and Grant Bettingen, Inc., a California corporation (“GBI”) (all parties may be collectively referred to as “Parties”).

WHEREAS, GBI is a registered securities broker/dealers which, among other activities, provides customary broker/dealer services to retail and institutional clients;

WHEREAS, Rubicon and GBI entered into an agreement and plan of merger on June 28, 2007 (the “Merger Agreement”) providing for the merger (the “Merger”) of GBI into a wholly owned subsidiary of Rubicon. Pursuant to the Merger, 1,200,000 restricted shares of Rubicon and $974,000 in cash will be exchanged for 100% of the issued and outstanding shares of GBI. Following the Merger, GBI will have merged with Rubicon subsidiary wherein the Rubicon subsidiary will cease to exist and GBI will become a wholly-owned subsidiary of the Company;

WHEREAS, prior to the consummation of the Merger, Rubicon desires to purchase 16 shares of GBI common, which would represent 15% of the issued and outstanding equity shares of GBI (the “Shares”); and

WHEREAS, GBI desires to sell the Shares to Rubicon pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the terms, conditions, and covenants herein contained, the parties hereby agree as follows:

ARTICLE 1.

SALE AND PURCHASE OF THE SHARES

1.1    Sale of the Shares. At the Closing, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained GBI shall deliver to Rubicon a share certificate, fully paid, for the Shares, which shall represent 15% of the outstanding common stock of GBI, on a fully diluted basis as of the Closing.

1.2          Instruments of Conveyance and Transfer. At the Closing, GBI shall issue a certificate representing the Shares in the name of Rubicon sufficient to convey all right, title and interest in the Shares, which shall be held by GBI until the final payment under 1.3 is received.

1.3          Consideration and Payment for the Shares. In consideration for the Shares, Rubicon shall pay GBI Three Hundred Sixty Thousand Dollars ($360,000) in the following increments:

1.3.1	One Hundred Thousand Dollars ($100,000) previously paid on or about August 31, 2007;

1.3.2	Within thirty (30) business days of Closing, an additional Fifty-Two Thousand Dollars ($52,000);

1.3.3	Within sixty (60) business days of Closing, an additional Fifty-Two Thousand Dollars ($52,000);

1.3.4	Within ninety (90) business days of Closing, an additional Fifty-Two Thousand Dollars ($52,000);

1.3.5	Within one hundred twenty (120) business days of Closing, an additional Fifty-Two Thousand Dollars ($52,000); and

1.3.6	Within one hundred fifty (150) business days of Closing, the remaining Fifty-Two Thousand Dollars ($52,000).

ARTICLE 2.

REPRESENTATIONS AND COVENANTS OF GBI

2.1	GBI hereby represents and warrants that:

(a) GBI is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted.

(b) GBI has all requisite legal and corporate power to enter into, execute and deliver this Agreement and the Shares. This Agreement, and upon issuance, the Shares will be valid and binding obligations of GBI, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

(c) Authorization.

(1) All corporate and legal action on the part of GBI, its officers, directors and shareholders necessary for the execution and delivery of this Agreement, the sale and issuance of the Shares, and the performance of GBI's obligations hereunder have been taken.

(2) The Shares when issued in compliance with the provisions of this Agreement will be validly issued and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

(d) No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of GBI is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, other than, if required, filings or qualifications under the California Corporate Securities Law of 1968, as amended (the "California Law"), or other applicable blue sky laws, which filings or qualifications, if required, will be timely filed or obtained by GBI.

2.2       On the Closing Date GBI shall deliver to Rubicon a certificate representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

ARTICLE 3.

REPRESENTATIONS AND COVENANTS OF RUBICON

3.1	Rubicon represents and warrants to GBI as follows:

(a)

Rubicon (i) is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation and (ii) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

(b)

The execution, delivery and performance by Rubicon under the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Shares and the Option, (a) have been duly authorized by all necessary action, (b) do not contravene the terms of Rubicon’s organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any lien under, any contractual obligation of Rubicon, or any requirement of law applicable to the Rubicon.

(c)

No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other Person in respect of any requirement of law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Shares) by Rubicon of this Agreement or the transactions contemplated hereby.

(d)

This Agreement been duly executed and delivered by Rubicon and constitute the legal, valid and binding obligation of Rubicon, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(e)

The Shares to be purchased by Rubicon from GBI will be acquired for investment for Rubicon’s own account, not as nominee or agent, and not with a view to or for sale or resale in connection with any distribution of any part thereof, and Rubicon has no present intention of selling, granting any participation in, or otherwise distributing the same. Rubicon does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to any Person, with respect to any of the Shares. Notwithstanding the foregoing, Rubicon shall be entitled to transfer all or part of the Shares to one or more affiliated companies or subsidiaries.

(f)

Rubicon is an investor in securities of companies in the development stage and acknowledges that it has, by reason of its business or financial experience, the capacity to protect its own interests in connection with the transaction and that it is able to bear the economic risk of its investment in the transaction. Rubicon has not been organized solely for the purpose of acquiring the Shares.

(g)

Rubicon has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares. Rubicon represents that Rubicon is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Rubicon has had a full opportunity to inspect the books and records of GBI and to make any and all inquiries of GBI’s officers and directors regarding GBI and its business, as Rubicon has deemed appropriate.

(h)

Rubicon will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom and fully understands and agrees that Rubicon must bear the economic risk of Rubicon’s purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

(i)

Rubicon understands that GBI is under no obligation to register the Shares on Rubicon’s behalf or to assist Rubicon in complying with any exemption from registration under the Act, except as set forth herein.

(j)

There are no brokerage commissions, finder’s fees or similar fees or commissions payable by Rubicon, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Rubicon or any action taken by Rubicon.

3.2     Agreement for Repurchase Right by GBI of the Shares. If for any reason the Merger is not consummated, GBI shall have the right to repurchase the Shares from Rubicon for twenty (24) months from the date the Merger Agreement is terminated for the purchase price set forth in Section 1.3, as adjusted in accordance with the following:

If at the time of termination of the Merger Agreement, if GBI is performing at a level above 50%, but below 100% of the attached business plan (Exhibit A), as measured by an increase in revenue and net income, then the repurchase price shall equal the full consideration paid by Rubicon for the Shares or $360,000. If performance is equal to or exceeds 100% of the business plan, then a 25% premium shall be added to the repurchase price for a total of $450,000. If performance is equal to or less than 50% of the business plan, then a 25% discount shall be deducted from the repurchase price for a total of $270,000.

During the option period Rubicon will not sell, transfer, pledge or otherwise hypothecate the Shares.

3.3       Agreement Not to Hire. If for any reason the Merger is not consummated, Rubicon agrees not to offer employment or subcontractor status to any employee or registered representative of GBI for a period of two (2) years from the date of termination of the Merger Agreement.

3.4       Agreement to Option Leased Office Space. Rubicon is currently contemplating the lease of additional satellite office space in close proximity to GBI’s corporate office, if for any reason the Merger is not consummated, Rubicon shall grant GBI an option to lease (or sublease) the space upon the same terms and conditions as Rubicon is leasing the space.

ARTICLE 4

CLOSINGS AND DELIVERY OF DOCUMENTS

4.1       Closing. The Closing shall be deemed to have occurred upon execution of this Agreement. Immediately upon such execution, the following shall occur as a single integrated transaction:

(a)

Delivery by GBI. GBI shall deliver to Rubicon a stock certificate and any and all other instruments of conveyance and transfer required by Section 1.2 to consummate the issuance of the Shares to Rubicon.

(b)	Deliveries by Rubicon. Rubicon shall initiate the initial payment of cash in accordance with Section 1.3.1.

ARTICLE 5

MISCELLANEOUS

5.1       Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

5.2       Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

To Rubicon:	Rubicon Financial Incorporated

19200 Von Karman Ave., Ste. 350

Irvine, CA 94061
(949) 798-7220
Fax (949) 798-7278

With a copy to:	Stoecklein Law Group
4695 MacArthur Court, 11th Floor

Newport Beach, CA 92660

(949) 798-5541

Fax (949) 258-5112

To GBI:	Grant Bettingen, Inc.
4100 Newport Place, Suite 630
Newport Beach, CA 92660
Facsimile:	(949) 271-1591

With a copy to:	Sanford T. Sherman, Esq.
14 Monarch Bay Plaza, No. 186

Monarch Beach, CA 92629
Facsimile: (949) 715-6805

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

5.3   Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

5.4   Choice of Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

5.5   Jurisdiction. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empanelled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

5.6   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

5.7   Attorneys’ Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the non-prevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees exclusive of such amount of attorneys’ fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

5.8   Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the Party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the Party required to withhold such tax shall furnish to the Party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

5.9   Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.10Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

5.11Fees. Except as agreed between Rubicon, and GBI each party will be responsible for the fees and expenses of its own counsel, respectively.

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Signature Page to Follow

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written herein above.

Rubicon:
Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.________________
Joseph Mangiapane, Jr., CEO

GBI:

Grant Bettingen, Inc.

By: /s/ Grant Bettingen______________________

Grant Bettingen, President